EXHIBIT 16.1

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA No. 36G-2, Jalan Radin Anum, Bandar Baru Sri Petaling, 57000 Kuala Lumpur. Tel: (603) 2733 9989

March 14, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: FOVEA JEWELRY HOLDINGS, LTD.

Dear Sirs/Madams:

The undersigned Total Asia Associates PLT, previously acted as independent accountants to audit the financial statements of FOVEA JEWELRY HOLDINGS, LTD. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated March 14, 2022 of FOVEA JEWELRY HOLDINGS, LTD. to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K. Very truly,

/S/ TOTAL ASIA ASSOCIATES PLT

TOTAL ASIA ASSOCIATES PLT

KUALA LUMPUR, MALAYSIA